Exhibit 10.2

AGREEMENT FOR APPOINTMENT OF
TRUSTEE AND TERMINATION OF PLAN

This is an AGREEMENT between the Pension Benefit Guaranty Corporation (“PBGC”) and Evans & Sutherland Computer Corporation.

RECITALS:

A.      PBGC is a United States government agency established by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§1301-1461 (“ERISA”).

B.       Evans & Sutherland Computer Corporation (“Company”) is a corporation organized under the laws of Utah, with its principal place of business located in Salt Lake City, Utah.

C.       The Company maintains the Evans & Sutherland Computer Corporation Pension Plan (“Plan”) to provide retirement benefits for certain of its employees.  The Plan was established effective January 1, 1979.

D.        The Plan is an employee pension benefit plan to which 29 U.S.C. § 1321(a) applies and is not exempt under 29 U.S.C. § 1321 (b).  The Plan is therefore covered by Title IV of ERISA.

E.        The Company is the administrator of the Plan within the meaning of 29 U.S.C. §§ 1002(16) and 1301(a)(1).

F.        The Company has filed a distress termination notice with PBGC under 29 U.S.C. § 1341(c)

G.        The company has represented that on or before January 7, 2013, it provided aNotice of Intent to Terminate the Plan to each affected party as required by Title IV of ERISA.  The Notice of Intent to Terminate the Plan proposed March 8, 2013 as the termination date of the Plan.

H.        On March 8, 2013, the Company was a contributing sponsor of the Plan within the meaning of 29 U.S.C. § 1301(a)(13).

I.        PBGC has notified the plan administrator that: (1) PBGC has determined that the requirements for a distress termination are met, and (2) PBGC is unable to determine that the Plan is sufficient for guaranteed benefits as of the termination date.

NOW THEREFORE, the parties agree:

1.    The Plan is terminated under 29 U.S.C. § 1341(c).

2.     The Plan termination date is March 8, 2013, under 29 U.S.C. § 1348.

3.     PBGC is appointed trustee of the Plan under 29 U.S.C. § 1342(c).

4.     The Company and any other person having possession or control of any records, assets or other property of the Plan shall convey and deliver to PBGC any such records, assets or property in a timely manner.  PBGC reserves all its rights to pursue such records, assets, and other property by additional means, including but not limited to issuance of administrative subpoenas under 29 U.S.C. § 1303.

5.      PBGC will have, with respect to the Plan, all of the rights and powers of a trustee specified in ERISA or otherwise granted by law.

The persons signing this Agreement are authorized to do so.  The Agreement will take effect on the date the last person signs below.

EVANS & SUTHERLAND COMPUTER CORPORATION, Plan Administrator

Dated: April 10, 2015                                           By:  /s/ David Bateman

PENSION BENEFIT GUARANTY CORPORATION

Dated: April 21, 2015                                           By:  /s/ Huang Hsiao-Ling